Exhibit 10.5

Execution Version

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of July 29, 2019, by and between Sunnova Energy International Inc., a Delaware corporation (the “Company”) and Matthew DeNichilo (“Indemnitee” and, together with the Company, the “Parties”).

RECITALS:

WHEREAS, managers, directors, officers and other persons in service to corporations and other business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or the business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as managers, directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the business enterprise;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders, and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Bylaws of the Company (as they may be amended, the “Bylaws”) expressly require that the Company indemnify its directors and officers, and empowers the Company to indemnify its employees and agents, as authorized by the Delaware General Corporation Law, as amended (the “DGCL”), under which the Company is organized and such Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the protections provided in applicable law, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (i) Indemnitee does not regard the protection available under the Bylaws, the Company’s other governing documents, and available insurance as adequate in the present circumstances, (ii) the Company has determined that Indemnitee may not be willing to serve or continue to serve as a director, manager, officer, employee, fiduciary or agent of the Company or its Affiliates without adequate protection, (iii) the Company desires and has requested Indemnitee to serve or continue to serve as a director, manager, officer, employee, fiduciary or agent of the Company or its Affiliates , as the case may be, and has proffered this Agreement to Indemnitee as additional inducement to serve in such capacity, and (iv) Indemnitee is willing to serve, or continue to serve, as a director, manager, officer, employee, fiduciary or agent of the Company or its Affiliates, as the case may be, on the condition that he or she be furnished the indemnity provided for herein by the Company.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Parties do hereby covenant and agree as follows:

Section 1     Definitions.

(a) As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Agreement” shall have the meaning set forth in the preamble.

“Board” shall have the meaning set forth in the recitals.

“Bylaws” shall have the meaning set forth in the recitals.

“Corporate Status” describes the status of a person who is or was a Director, officer, employee, partner, trustee, member, fiduciary or agent of the Indemnitor or any Enterprise.

“Company” shall have the meaning set forth in the preamble.

“Director” shall mean, with respect to a corporation, a member of a board of directors or, with respect to, a limited liability company or partnership, a member of the board of managers or similar board.

“Disinterested Director” shall mean a Director of Indemnitor who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Effectiveness Date” shall have the meaning set forth in the recitals.

“Enterprise” shall mean Indemnitor or any Affiliate of Indemnitor and any other corporation, limited liability company, partnership (general or limited), joint venture, trust, employee benefit plan, company, foundation, association, organization or other legal enterprise of which Indemnitee is or was serving at the request of Indemnitor as a Director, officer, employee, fiduciary or agent.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable costs, expenses, fees and charges, including, without limitation, all attorneys’ fees and costs, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other fees, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, injunction bond, appraisal bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing. Notwithstanding anything to the contrary in this Agreement, “Expenses” shall not include either (x) “Liabilities” or (y) with respect to Indemnitee, amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Governing Documents” shall mean the governing documents of an Enterprise, including a limited liability company agreement, partnership agreement, certificate of incorporation, bylaws or any other similar document.

“Indemnitor” shall mean the Company.

“Indemnity Obligations” shall mean all obligations of Indemnitor to Indemnitee under this Agreement, including Indemnitor’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm of fifty (50) or more attorneys, or a member or partner of, or person of equivalent seniority in a law firm of fifty (50) or more attorneys, that is experienced in matters of corporation and limited liability company law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) Indemnitor or Indemnitee in any matter material to either such Party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Indemnitor or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Parties” shall have the meaning set forth in the preamble.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, completed or reasonably likely claim, government, regulatory and self-regulatory action, suit, arbitration, mediation, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation (including any internal investigation), litigation, inquiry, administrative hearing, appeal or any other actual, pending threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of Indemnitor or any Affiliate thereof or otherwise, and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature, in each case, in or to which Indemnitee was, is, may or will be, or is threatened to become subject or, involved, directly or indirectly, as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or otherwise in connection with or by reason of Indemnitee’s involvement with Indemnitor or any Affiliate of Indemnitor, by reason of any actual or alleged action taken by Indemnitee (or failure to take action by Indemnitee) or of any action or failure to take action on Indemnitee’s part while acting in his or her Corporate Status, or by reason of the fact that he is or was serving at the request of Indemnitor or any Affiliate thereof as a Director, officer, trustee, general partner, managing member, employee, fiduciary or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement may be sought as provided under this Agreement.

“Spousal Equivalent” shall mean a person who meets the following conditions: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last 12 months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they have resided together in the same residence for the last 12 months and intend to do so indefinitely.

(b) For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of Indemnitor” shall include any service as a Director, officer, employee, fiduciary or agent of Indemnitor or any enterprise which imposes duties on, or involves services by, such Director, officer, employee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of Indemnitor” as referred to in this Agreement.

Section 2     Indemnity in Third-Party Proceedings. Subject to Section 7 below, Indemnitor shall indemnify and hold harmless Indemnitee (including Indemnitee’s spouse or Spousal Equivalent) to the maximum extent permitted by applicable law, from and against any and all Liabilities and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Liabilities) suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of Indemnitor to procure a judgment in its favor), or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 3     Indemnity in Proceedings by or in the Right of Indemnitor. Subject to Section 7 below, Indemnitor shall indemnify and hold harmless Indemnitee, to the maximum extent permitted by applicable law, from and against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) suffered or incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of Indemnitor to procure a judgment in its favor, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however no indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter between Indemnitor on the one hand and Indemnitee on the other hand as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to Indemnitor, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification.

Section 4     Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 2 or 3 hereof, to the maximum extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein, in whole or in part, Indemnitor shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5     Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status or otherwise in connection with or by reason of Indemnitee’s involvement with Indemnitor or any Affiliate of Indemnitor, a witness or otherwise a participant in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses suffered or incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6     Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4 hereof, Indemnitor shall indemnify Indemnitee to the maximum extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding (including a Proceeding by or in the right of Indemnitor to procure a judgment in its favor) against all Expenses suffered or reasonably incurred by Indemnitee in connection with such Proceeding, including but not limited to:

(a) the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(b) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a limited liability company or a corporation, as applicable, may indemnify its officers and Directors.

Section 7     Exclusions. Notwithstanding any provision in this Agreement, Indemnitor shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, indemnity, insurance policy, vote or otherwise, except with respect to any excess beyond the amount paid, subject to any subrogation rights set forth in Section 13;

(b) for a disgorgement or accounting of profits made pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c) except as provided in Section 12(d) of this Agreement, initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against Indemnitor or its Directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of any Proceeding) prior to its initiation; (ii) Indemnitor provides the indemnification, in its sole discretion, pursuant to the powers vested in Indemnitor under applicable law; (iii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (A) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (B) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee); or (iv) otherwise required by applicable law;

(d) if a final, non-appealable decision by a court of competent jurisdiction in the matter shall determine that such indemnification is not lawful; or

(e) for any claim, issue or matter as to which Indemnitee shall have (i) entered a plea of guilty or nolo contendere to a felony or (ii) received a final, non-appealable judgment or verdict of guilty or its equivalent in any criminal proceeding.

Section 8     Advancement. Indemnitor shall advance, to the maximum extent not prohibited by applicable law, the Expenses reasonably incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee (other than pursuant to Section 7(c)(iii) or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 7(c)), and such advancement shall be made within thirty (30) days after the receipt by Indemnitor of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be required to be included with the invoice), whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement or otherwise than under this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to Indemnitor to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to Indemnitor of this Agreement, which shall hereby constitute an undertaking providing that Indemnitee undertakes to repay any and all amounts advanced to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by Indemnitor under the terms of this Agreement, and no other form of undertaking shall be required other than the execution of this Agreement. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(d) of this Agreement. This Section 8 shall not apply to any claim made by Indemnitee for which indemnification of Expenses is excluded pursuant to Section 7 hereof.

Section 9     Procedure for Notification and Defense of Claim.

(a) Indemnitee shall promptly notify Indemnitor in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification hereunder following the receipt by Indemnitee of written notice thereof. The written notification to Indemnitor shall include a description of the nature of the Proceeding and, to the extent known, the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to Indemnitor a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of a Proceeding. Any delay or failure by Indemnitee to notify Indemnitor hereunder will not relieve Indemnitor from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying Indemnitor shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of Indemnitor shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel (including local counsel) selected by Indemnitee and approved (which approval shall not be unreasonably withheld, conditioned or delayed) by Indemnitor to defend Indemnitee in such Proceeding, at the sole expense of Indemnitor, or (ii) have Indemnitor assume the defense of Indemnitee in such Proceeding, in which case Indemnitor shall assume the defense of such Proceeding with counsel selected by Indemnitor and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of Indemnitor’s receipt of written notice of Indemnitee’s election to cause Indemnitor to do so. If Indemnitor is required to assume the defense of any such Proceeding, it shall engage legal counsel (including local counsel) for such defense, and Indemnitor shall be solely responsible for all fees and expenses of such counsel and otherwise of such defense. Such counsel may represent both Indemnitee and Indemnitor (and any other party or parties entitled to be indemnified by Indemnitor with respect to such matter) unless, in the reasonable opinion of counsel to Indemnitee, joint representation of all such parties could give rise to a conflict of interest between Indemnitee and Indemnitor (or any other such party or parties) or there may be legal defenses available to Indemnitee that are not available to Indemnitor (or any such other party or parties). Notwithstanding a Party’s assumption of responsibility for defense of a Proceeding, each Party shall have the right to engage separate counsel at its own expense. If Indemnitor has responsibility for defense of a Proceeding, Indemnitor shall provide the Indemnitee and its counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and Indemnitor shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether Indemnitor or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. Indemnitor may not settle or compromise any Proceeding without the prior written consent of Indemnitee.

Section 10     Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, if any determination by Indemnitor is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made (i) if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and (ii) in all other circumstances, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the members or stockholders of Indemnitor; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by Indemnitor (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and Indemnitor hereby indemnifies and agrees to hold Indemnitee harmless therefrom and agrees to pay such Expenses as they are incurred. Indemnitor will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made. Indemnitor agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, (i) the Independent Counsel shall be selected by Indemnitor within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by Indemnitor), (ii) Indemnitor shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to Indemnitor Indemnitee’s written objection to such selection. Such objection by Indemnitee may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in this Agreement. If such written objection is made, the Independent Counsel selected shall not serve as Independent Counsel unless and until Indemnitee withdraws the objection or a court has determined that such objection is without merit. Absent a timely objection, the person so selected shall act as Independent Counsel. If no Independent Counsel shall have been selected and not objected to before the later of (i) thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof (the “Submission Date”) and (ii) ten (10) days after the final disposition of the Proceeding, each of Indemnitor and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11     Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and Indemnitor shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither (i) the failure of Indemnitor (including by its Directors, the Board, any committee or subgroup of the Board, Independent Counsel or stockholders) to have made a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by Indemnitor (including by its Directors, the Board, any committee or subgroup of the Board, Independent Counsel or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 12(e) hereof, if the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by Indemnitor of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by Independent Counsel and Indemnitee objects to Indemnitor’s selection of Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, however, that such 60-day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the members or stockholders of Indemnitor.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification under this Agreement or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Indemnitor or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise, or its board of directors or counsel selected by any committee of the board of directors, (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee thereof or (v) if the Indemnitee has met any other related standard set forth in the Governing Documents. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or otherwise.

(e) The knowledge or actions, or failure to act, of any Director, officer, employee or agent of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12     Remedies of Indemnitee.

(a) Subject to Section 12(e) hereof, in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 8 or 12(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within sixty (60) days after the later of receipt by Indemnitor of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within thirty days after a determination has been made that Indemnitee is entitled to indemnification or (B) pursuant to Sections 4 or 5 or the last sentence of Section 10(a) of this Agreement within ten (10) days after receipt by Indemnitor of a written request therefor, (v) payment of indemnification pursuant to Sections 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that Indemnitor or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a). Indemnitor shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 Indemnitor shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, Indemnitor shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) Indemnitor shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that Indemnitor is bound by all the provisions of this Agreement. It is the intent of Indemnitor that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement (or under any directors’ and officers’ liability insurance policies maintained by Indemnitor or any Affiliate of Indemnitor) by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Indemnitor shall indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than within thirty (30) days after receipt by Indemnitor of a written request therefor) advance, to the maximum extent not prohibited by applicable law, such Expenses to Indemnitee, as they are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from Indemnitor under this Agreement or under any directors’ and officers’ liability insurance policies maintained by Indemnitor or any Affiliate of Indemnitor, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal thereof; provided that, for the avoidance of doubt, in the absence of any such determination as to indemnification prior to the final disposition of such Proceeding, Indemnitor shall advance Expenses as they are incurred with respect to such Proceeding.

Section 13     Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, Indemnitor’s Governing Documents, any agreement, a vote of members or stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee by reason of Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under Indemnitor’s Governing Documents or this Agreement, it is the intent of the Parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) Indemnitor hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and insurance provided by one or more Persons with whom or which Indemnitee may be associated. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, Indemnitor hereby acknowledges and agrees that (i) Indemnitor shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) Indemnitor shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of Indemnitor hereunder, (iv) Indemnitor shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person and (v) Indemnitor irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by

Indemnitor hereunder. In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by Indemnitor or payable under any Company insurance policy, the payor shall have a right of subrogation against Indemnitor or its insurer or insurers for all amounts so paid which would otherwise be payable by Indemnitor or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of Indemnitor hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated. Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated with respect to any Liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or Director of any Person is specifically in excess over any Indemnity Obligation of Indemnitor or any collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by Indemnitor under this Agreement. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise, subject to any subrogation right set forth in this Section 13.

(c) To the extent that Indemnitor maintains an insurance policy or policies providing liability insurance for Directors, officers, trustees, general partners, managing members, employees, fiduciaries, or agents of Indemnitor or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Director, officer, trustee, general partner, managing member, employee, fiduciary or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated to the same extent as Indemnitor’s indemnification and advancement obligations set forth in this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, Indemnitor has director and officer liability insurance in effect, Indemnitor shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, Indemnitor shall not be subrogated to the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated; provided, however, that Indemnitor shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of Indemnitor or any of its subsidiaries.

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 14     Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Director, officer, employee, fiduciary or agent of Indemnitor or any other Enterprise and (b) for so long as any Proceeding, including any appeal thereof, is pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal thereof, commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto, even after Indemnitee has ceased to serve as a director or officer of the Company or as a director, officer, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, as applicable, and for one (1) year after the final termination of any such Proceeding, including any appeal, and of any proceeding commenced by Indemnitee pursuant to Section 12 relating thereto. This Agreement shall be binding upon Indemnitor and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of Indemnitor’s assets or business or into which Indemnitor may be reorganized, consolidated or merged or into which Indemnitor may elect to convert, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. This Agreement shall not be deemed an employment contract between Indemnitor (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with Indemnitor (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and Indemnitor (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a Director or officer of Indemnitor, by Indemnitor’s Governing Documents or Delaware law.

Section 15     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the Parties; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16     Enforcement.

(a) Indemnitor expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Director, officer, employee, fiduciary or agent of Indemnitor, and Indemnitor acknowledges that Indemnitee is relying upon this Agreement in serving as a Director, officer, employee, fiduciary or agent of Indemnitor.

(b) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, among the Parties with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Governing Documents and applicable law, and shall not be deemed a substitute therefore, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 17     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties thereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18     Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Indemnitee, to Indemnitee’s address or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at Sunnova Energy International Inc., Attn: General Counsel, 20 Greenway Plaza, Suite 475, Houston, Texas 77046, or at such other current address of Indemnitor as Indemnitor shall have furnished to Indemnitee for such purposes.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Section 19     Contribution.

(a) Whether or not the indemnification provided in Sections 2, 3, 4, 5 and 6 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which Indemnitor is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Indemnitor shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and, to the fullest extent permitted by law, Indemnitor hereby waives and relinquishes any right of contribution it may have against Indemnitee. Indemnitor shall not enter into any settlement of any action, suit or proceeding in which Indemnitor is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final and unconditional release of all claims asserted against Indemnitee.

(b) To the maximum extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, Indemnitor, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by Indemnitor and Indemnitee as a result of the event(s) and transaction(s) giving cause to such Proceeding; and (ii) the relative fault of Indemnitor (and its Directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 20     Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the Parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Parties hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

Section 21     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the Party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 22     Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed as of the day and year first above written.

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ William J. Berger
Name: William J. Berger
Title: Chairman of the Board, President and
Chief Executive Officer

INDEMNITEE

/s/ Matthew DeNichilo
Name: Matthew DeNichilo

Residence Address:
11 Jay Street, Apt. 2
New York, NY 10013

Email address:
mdenichilo@ecpartners.com

Signature Page to Indemnification Agreement